Exhibit 99.2

CXAI Q1 ‘25 Earnings Call Employee Experiences May 20th, 2025 Pronounced SKY

2 ©2024 cxai Disclaimer General This presentation has been prepared by CXApp Inc. (“ CXApp ”) and is made for informational purposes only and does not constitute an offer to sell or a solicitation to offer to buy securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitati on or sale would be unlawful prior to registration or qualification under the securities laws of any state of jurisdiction. Safe Harbor Statement under the Private Securities Litigation Act All statements in this presentation that are not based on historical fact are "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward - looking statements included in this presentation on its current expectations, the information o n which such expectations were based may change. Statements containing words such as “expect”, “believe”, “should”, “anticipate”, “intend”, plan”, “may”, “will”, or similar expressions constitute forward - looking expressions. These forward - looking statements are not guarantees of future performance rely on a number of assumptions concerni ng future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of CXApp and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, statements about our prop ose d and completed acquisitions, our anticipated cash flow balances, our product development plans and marketing initiatives, our ability to compete successfully in our industry, projected operating expenses, projected operating efficiencies, revenues, and capital requirements, and our projected cash position, the fluctuation of eco nom ic conditions, competition, the performance of management and employees, our ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continu ed listing requirements. Additional factors that could cause results to differ materially from those described in the forward - looking statements can be found in CXApp’s Annual Report on Form 10 - K, as amended, for the year ended December 31, 2024, as originally filed with the Securities and Exchange Commission (the “SEC”) on Ap ril 7, 2025 and periodic reports and current reports filed with the SEC on or after the date thereof. All of CXApp’s forward - looking statements are expressly qualified by all such risk factors and other cautionary statements. Such statements an d are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and advers ely from those expressed in any forward - looking statements. KINS and CXApp undertake no obligation to publicly update any forward - looking statement, whether as a result of new information, future events or otherwise. Statements in this presentation, including factors that we believe may impact our results, are not intended to be exclusive. 2

3 ©2024 cxai Financial Information; Non - GAAP Financial Measures Certain financial information and data contained in this presentation is unaudited and does not conform to Regulation S - X. Accor dingly, such information and data may not be included in, may be adjusted in or may be presented differently in, CXApp’s periodic reports. This presentation contains certain financial information and data that was not prepared in accordance with United States generally accepted accounting principles (“GAAP”), including non - GAAP cost of revenues, non - GAAP r esearch and development expense, non - GAAP selling, general and administrative expense, non - GAAP loss from operations, non - GAAP net loss, and non - GAAP adjusted EBITDA. Th ese non - GAAP measures, and other measures that are calculated using such non - GAAP measures, are an addition to, and not a substitute for or superior to, measures of finan cial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. CXApp presents these non - GAAP amounts because management believes they provide useful information to management and investors regardi ng certain financial and business trends relating to CXApp’s financial condition and results of operations, and they assist management and investors in comparing CXApp’s performance across reporting periods on a consistent basis. CXApp’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation and f or budgeting and planning purposes. CXApp believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating opera ting results and trends in and in comparing CXApp’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. CXApp’s management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are several limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents. For exa mple, other companies may calculate non - GAAP measures differently, or may use other measures to calculate their financial performance, and therefore CXApp’s non - GAAP measures may not be directly comparable to similarly - titled measures of other companies. Industry and Market Data This presentation includes market data and other statistical information from third - party sources. Although CXApp believes these third - party sources are reliable as of their respective dates, none of CXApp or its subsidiaries or affiliates has independently verified the accuracy or completeness of this information. Some data are al so based on CXApp’s good faith estimates, which are derived from both internal sources and the third - party sources described above. None of CXApp , its affiliates, or any of their respective subsidiaries, directors, officers, employees, members, partners, stockholders or agents make any representation or warranty with respect to the accura cy of such information. Trademarks This presentation contains trademarks and tradenames of CXApp and of other parties and are the property of their respective owners. Third - party logos included herein may represent past customers, present customers or may be provided simply for illustrative purposes only. Inclusion of such logos does not nec essarily imply affiliation with or endorsement by such firms or businesses. There is no guarantee that either KINS or CXApp will work, or continue to work, with any of the firms or businesses whose logos are included herein in the future. 3

4 ©2024 cxai CXAI Shaping the Future of Work… PEOPLE Engagement Productivity Retention PLACES Utilization Design Reimagination THINGS Amenities Technology Automation

5 ©2024 cxai 39 Filed 17 Granted Patents: HQ: SF Bay Area Customers: Global F1000 CXAI NASDAQ: Team: 75 (>70% R&D) Company Snapshot AI - First Enterprise Software Market : Employee Experiences Segment : Deployed across: 200+ cities 50+ countries 5 Continents Toronto HQ: SF Bay Area Manila

6 ©2024 cxai Spatial Intelligence Contextual Insights AI - powered Actions Predictable Outcomes Top Three Priorities for 2025 Customer Success Adoption & Usage “Must Have” Features Immersive Engagement Agentic AI Automated Workflows “Everything in a NY min” Trusted Advisor

7 ©2024 cxai Employee Experiences

8 ©2024 cxai Employee Experiences CXAI Platform Products AI - Native, Mobile & Cloud - First Technology Platform CXAI BTS Rule Engine CXAI Apps Multi - OS CXAI VU Analytics

9 ©2024 cxai Return - To - Office (RTO) Motivations

10 ©2024 cxai Employee Experiences Solutions Experiential Analytics Unified Employee Experience Spatial Intelligence Agentic AI 2D & 3D mapping, technologies enhanced by AI, enable intelligent interactions with spaces and things CXAI integrates 100+ enterprise tools & services into a one application platform, offering a seamless employee experience Insights about people, places and things lead to measured business outcomes for engagement and productivity Simplify any work interaction using natural language commands powered by trustful domain - specific AI In Trials Deployed with Global Customers

11 ©2024 cxai What is needed for Employee Experiences ?

12 ©2024 cxai Space Utilization & Analytics

13 ©2024 cxai 0 5 0 1 0 0 1 5 0 2 0 0 2 5 0 3 0 0 3 5 0 4 0 0 4 5 0 5 0 0 5 5 0 6 0 0 6 5 0 7 0 0 7 5 0 8 0 0 8 5 0 9 0 0 9 5 0 1 , 0 0 0 1 , 0 5 0 1 , 1 0 0 1 , 1 5 0 1 , 2 0 0 1 , 2 5 0 ∅ Campus Overview At a Glance Availability Map Notiﬁcations Screen Name 0 25,000 A p p I n t e r a c t i o n C o u n t App Usage Distribution - Day of the week About Our Office Agenda At a Glance Availability Map Campus Campus Overview Colleague Bookings Find People Live Map Login My Proﬁle Notiﬁcations People Please complete your proﬁle Poll Polls Preferences Reservations Settings Surveys Universal Search Update Password ∅ Monday Tuesday Wednesday Thursday Friday Saturday Sunday Hour of the day 0 5,000 10,000 15,000 A p p I n t e r a c t i o n C o u n t App Usage Distribution - Hour of the day About Our Office Agenda At a Glance Availability Map Campus Campus Overview Colleague Bookings Find People Live Map Login My Proﬁle Notiﬁcations People Please complete your proﬁle Poll Polls Preferences Reservations Settings Surveys Universal Search Update Password ∅ 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 Hour of the day 0 5,000 10,000 A p p I n t e r a c t i o n C o u n t User Session Frequency 940 733 283 741 912 200 400 600 800 S e s s i o n C o u n t B e l g r a d e P u n e S a n F r a n c i s c o S i n g a p o r e C h i y o d a C i t y M e x i c o C i t y ( e m p t y ) D u r h a m ∅ Y o k o h a m a S h i b u y a P i m p r i - C h i n c h w a d R a l e i g h S h i n j u k u C i t y H y d e r a b a d O s a k a NUTANIX - User App Utilization 37m ago Date Selector Geo City Geo Continent Device Category desktop mobile tablet Device Operating System Android Macintosh Windows iOS Venue Name (home site) May 14 May 15 May 16 May 17 May 18 May 19 May 20 Event Datetime Date 0 250 Active Users by Country 997 468 183 177 72 61 17 16 15 9 2 2 2 2 2 2 2 2 1 1 1 1 0 0 0 I n d i a U n i t e d S t a t e s J a p a n S e r b i a M e x i c o S i n g a p o r e S p a i n A u s t r a l i a P h i l i p p i n e s S a u d i A r a b i a C r o a t i a T h a i l a n d G e r m a n y N e t h e r l a n d s A n d o r r a C a n a d a I t a l y F r a n c e H o n g K o n g M a l a y s i a U n i t e d K i n g d o m E l S a l v a d o r P a k i s t a n ( e m p t y ) U k r a i n e Geo Country 0 1,000 250 500 750 U s e r C o u n t Top Site of the page Venue Name App Events 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 ∅ Bangalore, India San Jose Headquarters Tokyo- Eiraku, Japan Serbia, Belgrade Chesterﬁeld, Durham, NC Pune, India Durham, NC Singapore Mexico City, Mexico Barcelona, Spain New York, NY Sydney- NSW-Australia Riyadh, Saudi Arabia Manila, Philippines Top screens Screen Name App Events 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 Campus Overview At a Glance Availability Map Notiﬁcations Campus Settings My Proﬁle Reservations Login Universal Search Live Map People Surveys Polls Agenda Please complete your proﬁle Preferences Find People Campus Overview - Usage Distribution Campus Overview - 24.55% At a Glance - 17.77% Availability Map - 10.83% Spaces - 10.29% Notiﬁcations - 7.31% c_notiﬁcations_response - 7.09%c_mec_search - 1.97% Campus - 1.61% Notiﬁcations - 1.51% My Proﬁle - 1.31% c_notiﬁcation_delete - 1.20% Reservations - 1.10% Settings - 1.05% Reservations - 1.00% Login - 0.91% Universal Search - 0.86% Campus - 0.78% Live Map - 0.66% Live Map - 0.60% Polls - 0.54% Surveys - 0.52% People - 0.52% Polls - 0.49% Agenda - 0.49% Settings - 0.47% 7 5 0 8 0 0 8 5 0 9 0 0 9 5 0 1 , 0 0 0 1 , 0 5 0 1 , 1 0 0 1 , 1 5 0 1 , 2 0 0 1 , 2 5 0 NUTANIX - User App Utilization 38m ago Date Selector Geo City Geo Continent Device Category desktop mobile tablet Device Operating System Android Macintosh Windows iOS Venue Name (home site) App Utilization & Usage Analytics

14 ©2024 cxai

15 ©2024 cxai CXAI focused on Agentic AI for all Employee Experiences

16 ©2024 cxai CXAI Agentic Workshop

17 ©2024 cxai Q1 2025 Product & Customer Highlights We’re available anytime Single Code Base CXAI 1.0 Now available with CXAI Vu Analytics globally We’~~re avail anytime We’~~re available anytime We’~~re available anytime e 3 Large Fortune 500 Expansion Renewals Deploying at multiple clients with Google Partnership CXAI Kiosk New CXAI Platform 1.5 New engagement features & capabilities Successful Deployment with CXAI Vu and CXAI BTS & renewal Multiple engagements after anchor customer deployment CXAI Localization

18 ©2024 cxai Q1 2025 Results

19 ©2024 cxai ARR EXPANSION EPS (.08) SUBSCRIPTION REVENUE SPLIT 99% GROSS MARGIN 88% CASH OPEX $3.5M 3 Large Logo Renewals 130%+ Q1 2025 Financial Highlights 87% Q1 2024 82% Q1 2024 (0.34) Q1 2024 $3.8M Q1 2024

20 ©2024 cxai YoY - Q1 24 to Q1 25 Comparison of Financial Results Statement of Operations (in thousands) Q1 2024 Q1 2025 1,818 1,224 Revenues 327 150 Cost of Revenues 1,491 1,074 Gross Profit Operating Expenses 1,599 1,476 Research and development 1,114 594 Sales and marketing 1,682 2,066 General and administrative 683 683 Amortization of intangibles 4,579 4,819 Total Operating Expenses $ (3,587) $ (3,745) Loss from Operations GM 88% from 82% better cloud management 99% Subscription Rev from 87% in Q1 2024 2 large Q1 2024 clients renewed in Q4 2024 One - time professional services fees for filings & new hires

21 ©2024 cxai Cash Flow and Liquidity Quarterly Cash Flow Improvement Net cash used in operations decreased to $979K from $2.7M in Q4 ‘24 Liquidity Cash balance $3.98M April 8 th draw on Avondale note for $4M Access to additional ~$20M convertible debt as well as S3 eligible now This reflects tighter working capital discipline and lower burn as we focus on core SaaS delivery. We have more than 18 months of liquidity at our current operating run rate.

22 ©2024 cxai Why CXAI ? • Transformational Solution anchored on AI • Patented, Leading - Edge Enterprise AI SaaS platform • Continued recurring revenue growth on path to profitability • Great customer base of Fortune 1000 logos across five large verticals • Diversified deployments globally in 50+ countries and 200+ cities • Innovation Driven, Experienced Board & Management Team • Partnerships with Leading Innovators in Silicon Valley • Defining New Software Category: Employee Experiences